Filed pursuant to 424(b)(3)
Registration No. 333-122743

SUPPLEMENT NO. 9

DATED APRIL 16, 2007

TO THE PROSPECTUS DATED DECEMBER 8, 2006

OF INLAND AMERICAN REAL ESTATE TRUST, INC.

This Supplement No. 9 supplements our prospectus dated December 8, 2006, as previously supplemented by Supplement No. 6 dated March 8, 2007, Supplement No. 7 dated March 23, 2007 and Supplement No. 8 dated April 5, 2007.  This supplement updates, modifies or supersedes certain information in the prospectus sections entitled "Description of Real Estate Assets" and "Plan of Distribution" as described below.  You should read this Supplement No. 9 together with our prospectus dated December 8, 2006 and each of the foregoing supplements thereto.

Description of Real Estate Assets

This section updates the discussion contained in the prospectus under the heading "Description of Real Estate Assets," which begins on page 131 of the prospectus.  Note that any discussion regarding the probable acquisition of a property or portfolio of properties under the heading "Potential Acquisitions" will be superseded to the extent that the property or one or more of the properties that make up the portfolio, as the case may be, are acquired.  Such acquisitions are identified in this supplement under the heading "Acquired Properties."

Acquired Properties

We purchased the following properties on the dates indicated below.

Six Pines Portfolio: Texas, Georgia, South Carolina and Tennessee.  On April 10, 2007, we purchased from unaffiliated third parties, fee simple interests in a portfolio of twenty-one existing retail properties for a total purchase price of approximately $265.6 million.  We purchased these properties in this portfolio for cash and may later borrow monies using these properties as collateral.  The following tables set forth certain information with respect to the location of each of the properties in this portfolio, including the year each structure was built, its percentage of occupancy as of April 1, 2007, its approximate gross leasable area (GLA) (excluding any ground leased space) and the corresponding seller:

	Year	Occupancy	Approximate GLA (Sq. Ft.)	Approximate Purchase
Property/Address	Built	Rate (%)	Square Feet	Price ($)

14th Street Market 2200 E. 14th Street Plano, Texas	1995	98	79,418	12,925,000
Cross Timbers Court 745 Cross Timbers Road Flower Mound, Texas	1995	98	77,366	13,731,000
Custer Creek Village 3411-3501 Custer Parkway Richardson, Texas	1999	100	87,219	17,009,000 (2)
Flower Mound Crossing 2600-2650 Flower Mound Road Flower Mound, Texas	1996	100	81,581	13,981,000
Heritage Heights 4000-4020 William D. Tate Avenue Grapevine, Texas	1999	100	89,611	17,965,000

The Highlands 2301 FM 407 Flower Mound, Texas	1999	96	90,716	16,333,000
Hunters Glen Crossing 3495 Legacy Drive Plano, Texas	1994	100	93,690	16,407,000
Josey Oaks Crossing 4112 North Josey Lane Carrollton, Texas	1996	100	82,228	15,664,000(1)
Park West Plaza 302-322 Park Boulevard Grapevine, Texas	1994	99	83,157	12,623,000
Pioneer Plaza 701 E. Cartwright Road Mesquite, Texas	2000	100	14,200	3,771,000
Riverview Village 1050 N.E. Green Oaks Boulevard Arlington, Texas	1998	100	85,730	16,963,000
Shiloh Square 2301 Arapaho Road Garland, Texas	2000	93	17,038	5,427,000
Suncreek Village 7801 Alma Drive Plano, Texas	2000	91	15,009	4,497,000
Market at Westlake 3700 Bee Caves Road Westlake Hills, Texas	1972	100	29,625	8,050,000
Scofield Crossing 1700 W. Parmer Lane Austin, Texas	2001/ 2004	100	97,561	14,136,000
Brandon Centre South 1903 Lumsden Road Brandon, Florida	1987	87	132,896	27,039,000
Fury's Ferry 403 Furys Ferry Road Augusta, Georgia	1995	100	70,458	10,694,000
The Center at Hugh Howell 4420 Hugh Howell Road Tucker, Georgia	1996	100	82,819	12,941,000
Bellerive Plaza 170 Bellerive Boulevard Nicholasville, Kentucky	1999	83	75,235	10,211,000
East Gate 250 Eastgate Drive Aiken, South Carolina	1995	100	75,716	11,397,000
Donelson Plaza 2500 Lebanon Pike Nashville, Tennessee	1978/ 1993 & 2000	100	12,165	3,872,000

Totals			1,473,438	265,636,000

(1) Purchase price includes Bank of America ground lease.

(2) Purchase price includes vacant land parcel of approximately 0.690 acres.

Property	Sellers' Names

14th Street Market	North Dallas Retail Fund I General Partnership
Cross Timbers Court	North Dallas Retail Fund I General Partnership
Custer Creek Village	Metroplex Retail Fund I General Partnership
Flower Mound Crossing	Dallas North Retail Fund II General Partnership
Heritage Heights	Metroplex Retail Fund I General Partnership
The Highlands	Metroplex Retail Fund I General Partnership
Hunters Glen Crossing	Hebron/Legacy General Partnership
Josey Oaks Crossing	Woodstead Realty General Partnership and Hebron/Legacy General Partnership
Park West Plaza	North Dallas Retail Fund I General Partnership
Pioneer Plaza	Woodstead Realty General Partnership
Riverview Village	Metroplex Retail Fund I General Partnership
Shiloh Square	Shiloh/Hedgcoxe General Partnership
Suncreek Village	Shiloh/Hedgcoxe General Partnership
Market at Westlake	The Center at Westlake General Partnership
Scofield Crossing	Scofield Crossing, L.P.
Brandon Centre South	Preston Oil Company Limited Partnership (Seller's Subsidiary), Preston Oil Limited Liability Company, A.F. Preston Trust and William J. Preston Trust
Fury's Ferry	Southeast U.S. Retail Fund, L.P. (Seller's Subsidiary), Six Pines Venture LLC, A.F. Preston Trust and William J. Preston Trust
The Center at Hugh Howell	Southeast U.S. Retail Fund, L.P. (Seller's Subsidiary), Six Pines Venture LLC, A.F. Preston Trust and William J. Preston Trust
Bellerive Plaza	Southeast U.S. Retail Fund, L.P.
East Gate	Southeast U.S. Retail Fund, L.P. (Seller's Subsidiary), Six Pines Venture LLC, A.F. Preston Trust and William J. Preston Trust
Donelson Plaza	Southeast U.S. Retail Fund, L.P.

At the time of the acquisition, two escrows were established with a third party escrow agent.  Approximately $800,000 was set up to cover the costs of environmental issues at 14th Street Market, Flower Mound Crossing, Hunters Glen Crossing, Shiloh Square and Donelson Plaza, with the maximum amount for each property at $160,000.  As soon as clean environmental letters have been received by us, any excess funds will be released to the seller after payment of those costs.  Another escrow in the amount of approximately $3.4 million was set up to cover construction at Brandon Centre South for the Home Goods space consisting of approximately $1.1 million to fund the completion of construction for this space and $2.3 million to ensure that we are satisfied with the condition of the space.

We do not intend to make significant repairs or improvements to any of these properties over the next few years.  However, if any repairs or improvements are required, the tenants may be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

The properties in this portfolio compete with similar properties within their respective market areas. The minimum number of similar competitive properties is reflected in the following table; to the extent such information is available:

		Min. No. of Competitive Properties in Submarket (or Market, if no
Property	Market/Submarket	Submarket)

14th Street Market, Plano, Texas	Dallas-Fort Worth/East Plano	5
Cross Timbers Court, Flower Mound, Texas	Dallas-Fort Worth/Southeast Denton County	5
Custer Creek Village, Richardson, Texas	Dallas-Fort Worth/Richardson	5
Flower Mound Crossing, Flower Mound, Texas	Dallas-Fort Worth/Southeast Denton County	5
Heritage Heights, Grapevine, Texas	Dallas-Fort Worth/Northeast Tarrant County	5
The Highlands, Flower Mound, Texas	Flower Mound/Southeast Denton County	5
Hunters Glen Crossing, Plano, Texas	Dallas-Fort Worth/West Plano	5
Josey Oaks Crossing, Carrollton, Texas	Dallas-Fort Worth/Carrollton	5
Park West Plaza. Grapevine, Texas	Dallas-Fort Worth/Northeast Tarrant County	5
Pioneer Plaza, Mesquite, Texas	Dallas-Fort Worth/South Mesquite	4
Riverview Village, Arlington, Texas	Dallas-Fort Worth/North Arlington	5
Shiloh Square, Garland, Texas	Dallas-Fort Worth/North Garland	4
Suncreek Village, Plano, Texas	Dallas-Fort Worth/West Plano	5
Market at Westlake, Westlake Hills, Texas	Austin/Southwest Austin	5
Scofield Crossing, Austin, Texas	Austin/Austin	5
Brandon Centre South, Brandon, Florida	Tampa/Brandon	6
Fury's Ferry, Augusta, Georgia	Augusta/Sandy Springs/North Columbia	6
The Center at Hugh Howell, Tucker, Georgia	Atlanta/Lilburn-Highway 78	6
Bellerive Plaza, Nicholasville, Kentucky	Lexington/Nicholasville	5
East Gate, Aiken, South Carolina	Augusta/Aikenn County	6
Donelson Plaza, Nashville, Tennessee	Nashville/East Nashville	5

We believe that the properties in this portfolio are adequately covered by insurance.

The table below shows the tenants for each property that lease more than 10% of the total gross leasable area of that property.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

		Approximate GLA (Sq. Ft.)	Renewal	Base Rent per Square Foot per		Lease	Term
Address	Tenant	Square Feet	Options	Annum ($)		Beginning	To
14th Street Market	Tom Thumb	59,480	4/5 yr.	9.00		03/95	3/15
Plano, Texas

Cross Timbers Court,	Tom Thumb	62,132	4/5 yr.	9.00		03/95	03/15
Flower Mound, Texas

Custer Creek Village,	Tom Thumb	62,130	4/5 yr.	9.89		08/99	08/09
Richardson, Texas				10.39		09/09	08/24

Flower Mound Crossing,	Tom Thumb	58,960	4/5 yr.	8.00		09/96	09/16
Flower Mound, Texas

Heritage Heights,	Tom Thumb	62,139	4/5 yr.	10.95		04/99	04/09
Grapevine, Texas				11.45		05/09	04/24

The Highlands,	Tom Thumb	62,139	4/5 yr.	10.00		04/99	04/09
Flower Mound, Texas				10.50		05/09	04/24

Hunters Glen Crossing,	Tom Thumb	72,090	4/5 yr.	7.50		11/94	04/24
Plano, Texas

Josey Oaks Crossing,	Tom Thumb	57,553	4/5 yr.	7.50		08/95	08/20
Carrollton, Texas

Park West Plaza,	Tom Thumb	59,480	4/5 yr.	8.00		03/95	02/15
Grapevine, Texas

Pioneer Plaza, Mesquite, Texas	Washington Mutual Bank	4,000	2/5yr.	10.00 11.00		06/02 06/07	05/07 05/12
				12.10		06/12	05/17
				13.31		06/17	05/22
	Toudanine's Fine Dry Cleaning	2,000	1/5 yr.	17.00 18.50		07/00 08/07	07/07 07/10

Riverview Village,	Tom Thumb	62,530	4/5 yr.	9.85		10/98	10/08
Arlington, Texas				10.35		11/08	10/23

Shiloh Square, Garland, Texas	Perry's Fine Dry Cleaning	3,000	1/5 yr.	15.00		03/07	08/09
	David Anderson, DDS	2,295	1/5 yr.	17.00		07/04	12/07

Suncreek Village,	Stephen's Cleaners	3,500	1/5 yr.	20.00		11/06	12/11
Plano, Texas	Dali Dental, PA	1,775	2/5 yr.	18.00		04/05	08/07
				20.00		09/07	08/12
	The Nail Club	1,616	1/5 yr.	18.70		12/05	11/10

Market at Westlake,	Walgreens (1)	23,000	-	17.52		11/99	10/59 (1)
Westlake Hills, Texas

Scofield Crossing,	Randall's Food Market	63,000 (3)	8/5 yr.	3.73		09/01	08/11
Austin, Texas	(Ground Lease)			4.13		09/11	08/26

Brandon Centre South, Brandon, Florida	Home Goods	25,000	4/5 yr.	12.50 13.00		09/06 09/11	08/11 08/16
	The Athletic Club Health & Wellness Center	18,000	1/5 yr.	11.85	(2)	01/07	06/13

Fury's Ferry,	Publix Super Markets	49,955	4/5 yr.	8.35		09/95	10/15
Augusta, Georgia

The Center at Hugh Howell,	Publix Super Markets	56,146	4/5 yr.	8.40		08/94	02/16
Tucker, Georgia

Bellerive Plaza,	Kroger	43,035	-	6.95		04/99	03/19
Nicholasville, Kentucky

East Gate,	Publix Super Markets	56,146	4/5 yr.	8.25		12/95	11/15
Aiken, South Carolina

Donelson Plaza,	CVS Pharmacy	9,450	6/5 yr.	20.17		11/05	10/10
Nashville, Tennessee				21.38		11/10	10/15
				22.66		11/15	10/21

(1)  Walgreens has the option to terminate its lease as of October 31, 2011 upon giving six months prior notice to the lessor and, to the extent the lease remains in effect, additional options to terminate every twelve years thereafter upon giving six months notice to the lessor.

(2)  This lease provides for an annual 3% base rent increase.

(3)  The square footage includes the fuel station outparcel building.

The tenants at each respective property in this portfolio may be responsible for paying the real estate taxes directly to the taxing authorities in accordance with the terms of their leases. Real estate taxes payable in 2006 or 2007 for the tax year ended 2006 (the most recent tax year for which information is generally available) were calculated by multiplying the properties’ assessed values by their respective tax rates as listed below.

For federal income tax purposes, the total depreciable basis in these properties is approximately $199.2 million.  We calculate depreciation expense for tax purposes using the modified accelerated cost recovery system method.  We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.  The following table indicates the real estate taxes, real estate tax rates and estimated income tax basis for each property:

	Real Estate	Real Estate	Income Tax Depreciable
Address	Tax Amount ($)	Tax Rate (%)	Basis ($)
14th Street Market, Plano, Texas	178,411	2.38	9,694,000
Cross Timbers Court, Flower Mound, Texas	180,596	2.32	10,298,000
Custer Creek Village, Richardson, Texas	279,092	2.49	12,757,000
Flower Mound Crossing, Flower Mound, Texas	186,008	2.32	10,486,000
Heritage Heights, Grapevine, Texas	403,926	2.58	13,474,000
The Highlands, Flower Mound, Texas	222,185	2.32	12,250,000
Hunters Glen Crossing, Plano, Texas	238,591	2.38	12,306,000
Josey Oaks Crossing, Carrollton, Texas	237,874	1.25	11,748,000
Park West Plaza. Grapevine, Texas	268,978	2.58	9,468,000
Pioneer Plaza, Mesquite, Texas	257,076	2.84	2,828,000
Riverview Village, Arlington, Texas	345,489	2.90	12,721,000
Shiloh Square, Garland, Texas	230,045	2.78	4,070,000
Suncreek Village, Plano, Texas	229,510	2.38	3,373,000
Market at Westlake, Westlake Hills, Texas	87,558	2.27	6,037,000
Scofield Crossing, Austin, Texas	374,051	2.71	10,602,000
Brandon Centre South, Brandon, Florida	270,332	2.20	20,279,000
Fury's Ferry, Augusta, Georgia	63,355	2.68	8,020,000
The Center at Hugh Howell, Tucker, Georgia	130,908	4.12	9,706,000
Bellerive Plaza, Nicholasville, Kentucky	70,161	1.28	7,658,000
East Gate, Aiken, South Carolina	87,038	1.78	8,547,000
Donelson Plaza, Nashville, Tennessee	1,838	4.69	2,903,000

Totals	$4,343,022		$199,227,000

The following tables set forth certain information with respect to the expiration of leases currently in place at these properties (ground lease space is noted as "N/A"):

14th Street Market
Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)
2007	1	1,080	16,740	2.01%	831,476
2008	1	678	10,848	1.33%	817,936
2009	-	-	-	-	807,088
2010	2	7,780	135,540	16.79%	807,088
2011	4	7,400	136,228	20.29%	671,548
2012	-	-	-	-	535,320
2013	-	-	-	-	535,320
2014	-	-	-	-	535,320
2015	1	59,480	535,320	100.00%	535,320
2016	-	-	-	-	-

Cross Timbers Court
Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)
2007	1	1,440	27,360	3.00%	912,348
2008	1	2,590	40,145	4.54%	884,988
2009	-	-	-	-	844,843
2010	2	4,110	68,385	8.09%	844,843
2011	2	2,760	43,770	5.57%	785,458
2012	1	2,584	78,500	10.58%	741,688
2013	-	-	-	-	663,188
2014	-	-	-	-	663,188
2015	1	62,132	559,188	84.32%	663,188
2016	1	N/A	104,000	100.00%	104,000

Custer Creek Village
Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)
2007	-	-	-	-	1,136,955
2008	-	-	-	-	1,141,955
2009	8	17,929	332,999	28.76%	1,158,020
2010	2	3,160	64,690	7.84%	825,021
2011	1	4,000	74,800	10.05%	744,266
2012	-	-	-	-	564,002
2013	-	-	-	-	564,002
2014	-	-	-	-	564,002
2015	-	-	-	-	564,002
2016	-	-	-	-	564,002

Flower Mound Crossing
Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)
2007	-	-	-	-	954,024
2008	4	9,676	185,505	19.44%	954,024
2009	1	N/A	50,625	6.59%	768,518
2010	1	1,330	26,600	3.71%	717,893
2011	4	8,680	165,907	23.91%	693,738
2012	1	1,675	29,313	5.55%	527,831
2013	-	-	-	-	527,831
2014	-	-	-	-	527,831
2015	-	-	-	-	527,831
2016	2	60,220	498,518	100.00%	498,518

Heritage Heights
Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)
2007	-	-	-	-	1,238,792
2008	-	-	-	-	1,238,792
2009	4	12,730	248,080	19.22%	1,290,496
2010	1	1,580	29,546	2.83%	1,045,316
2011	1	1,050	21,000	2.07%	1,015,770
2012	1	1,960	29,400	2.89%	1,015,770
2013	1	N/A	55,000	5.70%	965,370
2014	1	6,152	148,878	16.35%	910,370
2015	1	4,000	50,000	6.57%	761,492
2016	-	-	-	-	711,492

The Highlands
Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)
2007	1	1,000	17,600	1.63%	1,080,719
2008	-	-	-	-	1,067,658
2009	9	15,382	298,358	28.18%	1,058,728
2010	-	-	-	-	760,370
2011	2	4,300	80,410	10.54%	763,119
2012	-	-	-	-	682,710
2013	-	-	-	-	682,710
2014	-	-	-	-	682,710
2015	-	-	-	-	682,710
2016	-	-	-	-	685,135

Hunters Glen Crossing
Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)
2007	2	5,838	113,037	10.31%	1,096,812
2008	-	-	-	-	986,956
2009	6	11,800	240,610	45.81%	525,228
2010	3	3,962	90,288	31.72%	284,618
2011	-	-	-	-	194,330
2012	-	-	-	-	194,330
2013	1	N/A	66,552	52.08%	127,778
2014	2	72,090	127,778	100.00%	127,778
2015	-	-	-	-	-
2016	-	-	-	-	-

Josey Oaks Crossing
Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)
2007	1	1,750	24,500	2.38%	1,029,333
2008	2	6,000	102,000	10.15%	1,004,833
2009	-	-	-	-	914,333
2010	6	13,440	264,890	27.00%	914,833
2011	1	1,985	33,924	5.08%	667,443
2012	2	1,500	75,372	11.90%	663,520
2013	-	-	-	-	558,148
2014	-	-	-	-	558,148
2015	-	-	-	-	558,148
2016	-	-	-	-	558,148

Park West Plaza
Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)
2007	2	3,234	56,991	6.68%	853,725
2008	-	-	-	-	801,094
2009	4	7,690	148,725	18.57%	801.094
2010	1	4,626	60,138	9.22%	652,370
2011	-	-	-	-	592,232
2012	2	2,997	57,392	9.69%	592,232
2013	1	2,950	59,000	11.03%	534,840
2014	-	-	-	-	475,840
2015	1	59,480	475,840	100.00%	475,840
2016	-	-	-	-	-

Pioneer Plaza
Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)
2007	-	-	-	-	280,925
2008	3	4,075	73,295	26.09%	280,925
2009	-	-	-	-	208,350
2010	4	4,925	89,230	42.83%	208,350
2011	-	-	-	-	119,120
2012	2	1,200	75,120	60.82%	123,520
2013	-	-	-	-	48,400
2014	-	-	-	-	48,400
2015	-	-	-	-	48,400
2016	-	-	-	-	48,400

Riverview Village
Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)
2007	-	-	-	-	1,129,495
2008	9	17,900	338,708	29.18%	1,160,760
2009	-	-	-	-	831,621
2010	1	2,300	40,480	4.87%	831,621
2011	-	-	-	-	791,142
2012	-	-	-	-	791,142
2013	1	N/A	50,820	6.42%	791,142
2014	1	3,000	93,136	12.58%	740,322
2015	-	-	-	-	647,186
2016	-	-	-	-	647,186

Shiloh Square
Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)
2007	2	3,695	62,815	15.97%	393,377
2008	1	1,400	25,200	7.45%	338,205
2009	1	3,000	40,500	12.90%	314,069
2010	1	900	16,830	17.12%	273,569
2011	3	4,064	79,138	34.90%	226,738
2012	3	2,400	92,600	62.74%	147,600
2013	-	-	-	-	60,500
2014	-	-	-	-	60,500
2015	-	-	-	-	60,500
2016	-	-	-	-	60,500

Suncreek Village
Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)
2007	-	-	-	-	331,976
2008	1	1,423	25,614	7.65%	334,676
2009	-	-	-	-	309,062
2010	2	2,666	49,854	16.13%	309,062
2011	4	7,725	149,007	57.49%	259,207
2012	2	1,775	89,500	81.22%	110,200
2013	1	N/A	20,700	100%	20,700
2014	-	-	-	-	-
2015	-	-	-	-	-
2016	-	-	-	-	-

Market at Westlake
Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)
2007	2	4,400	88,000	16.35%	538,348
2008	-	-	-	-	538,348
2009	-	-	-	-	456,022
2010	-	-	-	-	456,022
2011	-	-	-	-	456,022
2012	-	-	-	-	456,022
2013	1	2,225	53,022	11.63%	456,022
2014	-	-	-	-	403,000
2015	-	-	-	-	403,000
2016	-	-	-	-	403,000

Scofield Crossing
Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)
2007	-	-	-	-	1,005,406
2008	-	-	-	-	1,005,406
2009	2	4,760	99,190	9.80%	1,012,137
2010	2	2,916	66,480	7.28%	913,283
2011	4	9,411	202,953	22.73%	893,073
2012	2	4,315	120,170	17.80%	675,120
2013	-	-	-	-	675,120
2014	2	5,260	120,980	21.80%	554,950
2015	-	-	-	-	554,950
2016	-	-	-	-	466,970

Brandon Centre South
Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)
2007	4	9,855	147,651	10.57%	1,396,682
2008	2	6,000	96,336	7.61%	1,266,418
2009	2	2,800	41,800	3.52%	1,187,215
2010	6	13,211	207,600	17.90%	1,159,987
2011	6	13,360	216,060	22.49%	960,752
2012	1	1,600	29,897	3.97%	752,419
2013	3	25,000	368,442	50.48%	729,936
2014	-	-	-	-	368,155
2015	1	8,502	126,255	34.29%	368,155
2016	-	-	-	-	241,900

Fury's Ferry
Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)
2007	-	-	-	-	700,053
2008	2	2,000	30,420	4.35%	700,053
2009	1	1,400	22,484	3.35%	671,780
2010	1	1,250	23,745	3.66%	648,073
2011	4	10,103	137,264	21.99%	624,328
2012	2	3,250	48,840	10.03%	487,064
2013	-	-	-	-	440,120
2014	-	-	-	-	440,120
2015	1	47,955	400,424	90.98%	440,120
1206	-	-	-	-	39,696

The Center at Hugh Howell
Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)
2007	6	9,425	141,217	17.09%	826,254
2008	2	1,105	29,689	4.06%	730.538
2009	2	2,910	41,636	5.96%	698,365
2010	2	1,300	23,413	3.56%	657,262
2011	5	11,933	167,562	26.21%	639,188
2012	-	-	-	-	471,626
2013	-	-	-	-	471,626
2014	-	-	-	-	471,626
2015	-	-	-	-	471,626
2016	1	56,146	471,626	100.00%	471,626

Bellerive Plaza
Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)
2007	3	8,100	131,550	21.00%	626,375
2008	2	2,700	47,232	9.55%	494,825
2009	-	-	-	-	447,593
2010	5	8,600	126,300	28.22%	447,593
2011	-	-	-	-	321,293
2012	-	-	-	-	321,293
2013	-	-	-	-	321,293
2014	1	1,200	22,200	6.91%	321,293
2015	-	-	-	-	299,093
2016	-	-	-	-	299,093

East Gate
Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)
2007	-	-	-	-	760,467
2008	2	3,200	54,080	7.11%	760,467
2009	3	4,600	71,523	10.12%	706,894
2010	5	9,770	135,392	21.35%	634,170
2011	1	1,000	17,040	3.43%	497,244
2012	1	1,000	17,000	3.54%	480,204
2013	-	-	-	-	480,204
2014	-	-	-	-	480,204
2015	1	56,146	463,204	100.00%	463,204
2016	-	-	-	-	-

Donelson Plaza
Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)
2007	-	-	-	-	250,728
2008	2	2,715	60,157	23.99%	250,728
2009	-	-	-	-	190,571
2010	-	-	-	-	202,005
2011	-	-	-	-	202,005
2012	-	-	-	-	202,005
2013	-	-	-	-	202,005
2014	-	-	-	-	202,005
2015	-	-	-	-	214,125
2016	-	-	-	-	214,125

The table below sets forth certain information with respect to the occupancy rate at each of the properties in this portfolio expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot for each of the five years ended December 31, 2002, 2003, 2004, 2005 and 2006:

	Occupancy Rate (%) as of December 31,
Address	2002	2003	2004	2005	2006
14th Street Market, Plano, Texas	91	91	91	93	98
Cross Timbers Court, Flower Mound, Texas	89	89	94	96	98
Custer Creek Village, Richardson, Texas	100	100	100	100	100
Flower Mound Crossing, Flower Mound, Texas	97	97	97	98	98
Heritage Heights, Grapevine, Texas	97	97	97	99	100
The Highlands, Flower Mound, Texas	92	92	93	93	96
Hunters Glen Crossing, Plano, Texas	95	95	98	100	100
Josey Oaks Crossing, Carrollton, Texas	97	97	97	100	100
Park West Plaza, Grapevine, Texas	97	97	97	97	97
Pioneer Plaza, Mesquite, Texas	77	94	94	100	100
Riverview Village, Arlington, Texas	97	97	97	100	100
Shiloh Square, Garland, Texas	38	38	71	71	76
Suncreek Village, Plano, Texas	58	58	58	58	91
Market at Westlake, Westlake Hills, Texas	100	100	100	100	100
Scofield Crossing, Austin, Texas	88	88	100	100	100
Brandon Centre South, Brandon, Florida	90	92	91	99	69
Fury's Ferry, Augusta, Georgia	91	91	91	97	100
The Center at Hugh Howell, Tucker, Georgia	93	98	98	98	100
Bellerive Plaza, Nicholasville, Kentucky	89	91	88	100	89
East Gate, Aiken, South Carolina	100	100	100	100	100
Donelson Plaza, Nashville, Tennessee	100	100	100	100	100

Effective Annual Rent per Square Foot ($ ) as of December 31,
Address	2002	2003	2004	2005	2006
14th Street Market, Plano, Texas	10.51	10.51	10.51	10.63	10.96
Cross Timbers Court, Flower Mound, Texas	11.54	11.54	11.87	11.97	12.07
Custer Creek Village, Richardson, Texas	13.04	13.04	13.04	13.04	13.04
Flower Mound Crossing, Flower Mound, Texas	11.33	11.33	11.33	11.48	11.48
Heritage Heights, Grapevine, Texas	13.66	13.66	13.66	13.75	13.82
The Highlands, Flower Mound, Texas	12.16	12.16	12.27	12.27	12.42
Hunters Glen Crossing, Plano, Texas	11.19	11.19	11.52	11.71	11.71
Josey Oaks Crossing, Carrollton, Texas	10.83	10.83	12.28	12.69	12.69
Park West Plaza, Grapevine, Texas	10.16	10.16	10.16	10.16	10.16
Pioneer Plaza, Mesquite, Texas	20.50	20.02	20.02	19.78	19.78
Riverview Village, Arlington, Texas	13.05	13.05	13.05	13.18	13.18
Shiloh Square, Garland, Texas	24.97	24.97	19.31	19.31	19.03
Suncreek Village, Plano, Texas	25.07	27.14	27.14	27.14	24.43
Market at Westlake, Westlake Hills, Texas	18.17	18.17	18.17	18.17	18.17
Scofield Crossing, Austin, Texas	7.48	7.48	9.08	9.08	9.08
Brandon Centre South, Brandon, Florida	13.00	12.64	13.56	13.65	15.36
Fury's Ferry, Augusta, Georgia	9.80	9.80	9.87	9.95	10.08
The Center at Hugh Howell, Tucker, Georgia	9.77	10.01	10.09	10.16	10.50
Bellerive Plaza, Nicholasville, Kentucky	9.96	10.01	10.05	10.15	10.00
East Gate, Aiken, South Carolina	9.56	9.56	9.84	9.93	10.00
Donelson Plaza, Nashville, Tennessee	19.72	19.72	19.72	20.61	20.61

ProLogis Tennessee Portfolio.  On April 9, 2007, we purchased from ProLogis – North Carolina Limited Partnership, an unaffiliated third party, fee simple interests in a portfolio of twenty existing properties totaling approximately 2.3 million square feet for a total purchase price of approximately $56.6 million.  The ProLogis Tennessee Portfolio consisted of twenty-two properties, all of which we contemplated purchasing.  Two tenants at two properties located in Chattanooga, Tennessee (Stone Fort Distribution Centers #2 and #3) had the right of first refusal to purchase their respective properties at the same price offered by us.  Both tenants exercised their rights under their respective leases.  Therefore, the portfolio consists of twenty industrial distribution centers, of which eighteen are located in Memphis, Tennessee and two are located in Chattanooga, Tennessee. We believe that the properties in this portfolio are adequately covered by insurance.  The following table sets forth certain information with respect to the location, year of construction and the approximate gross leasable area (“GLA”):

	Year of	Approximate GLA (Sq. Ft.)	Approximate Purchase
Address	Construction	Square Feet	Price ($)
Airport Distribution Center #15, 3736 New Gretwell Road Memphis, Tennessee	1968	81,639	2,018,000

Airport Distribution Center #16 3900 New Gretwell Road Memphis, Tennessee	1972	251,685	4,713,000

Airport Distribution Center #11 3970 Senator Street Memphis, Tennessee	1967	121,345	2,727,000

Airport Distribution Center #18 3983-4027 Senator Street Memphis, Tennessee	1972	75,000	1,716,000

Airport Distribution Center #19 4011-3977 Raines Road Memphis, Tennessee	1973	175,275	4,801,000

Airport Distribution Center #9 4056 Homewood Boulevard Memphis, Tennessee	1981	42,000	1,277,000

Delp Distribution Center #2 3901-3921 Delp Street Memphis, Tennessee	1973	97,716	2,871,000

Airport Distribution Center #2 4148-4194 Delp Street Memphis, Tennessee	1969	102,400	2,910,000

Delp Distribution Center #5 4319 Delp Street Memphis, Tennessee	1978	144,000	2,681,000

Airport Distribution Center #10 4400 Delp Street Memphis, Tennessee	1970	161,350	3,453,000

Delp Distribution Center #8 4486-4524 Delp Street Memphis, Tennessee	1978	94,500	2,459,000

Airport Distribution Center #7 4313 Air Trans Road Memphis, Tennessee	1979	42,000	1,123,000

Airport Distribution Center #8 4299 Air Trans Road Memphis, Tennessee	1979	32,400	797,000

Airport Distribution Center #4 4280-4290 Concorde Road Memphis, Tennessee	1985	80,000	2,176,000

Southwide Industrial Center #5 2893-2909 Shortside Lane Memphis, Tennessee	1976	28,380	639,000

Southwide Industrial Center #6 2870-2904 Cargo Circle Memphis, Tennessee	1976	58,560	1,789,000

Southwide Industrial Center #7 3638-3684 Contract Drive Memphis, Tennessee	1976	118,320	3,547,000

Southwide Industrial Center #8 3558 Lamar Avenue Memphis, Tennessee	1976	10,185	327,000

Stone Fort Distribution Center #1 2100 Amnicola Highway Chattanooga, Tennessee	1968/Renovated in 1973	500,000	12,085,000

Stone Fort Distribution Center #4 4121 South Creek Road Chattanooga, Tennessee	1968	86,072	2,487,000

Totals		2,302,829	56,596,000

The properties in this portfolio compete with similar properties within their respective market areas.

Property	Market/Submarket	Min. No. of Competitive Properties in Submarket (or Market, if no Submarket)

Airport Distribution Center #15, 3736 New Gretwell Road Memphis, Tennessee	Memphis Metropolitan/Southeast	5

Airport Distribution Center #16 3900 New Gretwell Road Memphis, Tennessee	Memphis Metropolitan/Southeast	5

Airport Distribution Center #11 3970 Senator Street Memphis, Tennessee	Memphis Metropolitan/Southeast	5

Airport Distribution Center #18 3983-4027 Senator Street Memphis, Tennessee	Memphis Metropolitan/Southeast	5

Airport Distribution Center #19 4011-3977 Raines Road Memphis, Tennessee	Memphis Metropolitan/Southeast	5

Airport Distribution Center #9 4056 Homewood Boulevard Memphis, Tennessee	Memphis Metropolitan/Southeast	5

Delp Distribution Center #2 3901-3921 Delp Street Memphis, Tennessee	Memphis Metropolitan/Southeast	5

Airport Distribution Center #2 4148-4194 Delp Street Memphis, Tennessee	Memphis Metropolitan/Southeast	5

Delp Distribution Center #5 4319 Delp Street Memphis, Tennessee	Memphis Metropolitan/Southeast	5

Airport Distribution Center #10 4400 Delp Street Memphis, Tennessee	Memphis Metropolitan/Southeast	5

Delp Distribution Center #8 4486-4524 Delp Street Memphis, Tennessee	Memphis Metropolitan/Southeast	5

Airport Distribution Center #7 4313 Air Trans Road Memphis, Tennessee	Memphis Metropolitan/Southeast	5

Airport Distribution Center #8 4299 Air Trans Road Memphis, Tennessee	Memphis Metropolitan/Southeast	5

Airport Distribution Center #4 4280-4290 Concorde Road Memphis, Tennessee	Memphis Metropolitan/Southeast	5

Southwide Industrial Center #5 2893-2909 Shortside Lane Memphis, Tennessee	Memphis Metropolitan/Southeast	5

Southwide Industrial Center #6 2870-2904 Cargo Circle Memphis, Tennessee	Memphis Metropolitan/Southeast	5

Southwide Industrial Center #7 3638-3684 Contract Drive Memphis, Tennessee	Memphis Metropolitan/Southeast	5

Southwide Industrial Center #8 3558 Lamar Avenue Memphis, Tennessee	Memphis Metropolitan/Southeast	5

Stone Fort Distribution Center #1 2100 Amnicola Highway Chattanooga, Tennessee	Chattanooga/Central City	7

Stone Fort Distribution Center #4 4121 South Creek Road Chattanooga, Tennessee	Chattanooga/Central City	7

As of April 1, 2007, most of the properties in this portfolio are 100% occupied with the exception of the Airport Distribution Center #10 property which is currently vacant, Southwide Industrial Center #5 which is currently 83% occupied, Southwide Industrial Center #6 which is 77% occupied and Southwide Industrial Center #7 which is currently 90% occupied.  The tenants listed in the following table each lease 10% or more of the gross leasable area of the respective properties in which their spaces are located.  These tenants’ leases require them to pay base annual rent on a monthly basis as follows:

		Approximate GLA (Sq. Ft.)	Renewal	Base Rent per Square Foot per	Lease	Term
Address	Tenant	Square Feet	Options	Annum ($)	Beginning	To
Airport Distribution Center #15, 3736 New Gretwell Road Memphis, Tennessee	VML Company LLC	81,639	—	2.31	11/03	11/08

Airport Distribution Center #16 3900 New Gretwell Road Memphis, Tennessee	Wells Lamont(1)	251,685	—	1.75 1.80	02/70 05/07	04/07 04/10

Airport Distribution Center #11 3970 Senator Street Memphis, Tennessee	Detail Distribution, Inc.	121,345	—	2.10	02/07	04/12

Airport Distribution Center #18 3983-4027 Senator Street Memphis, Tennessee	C.C. Dickson Co.	20,250	1/3 yr.	2.00 2.30	07/06 07/09	06/09 09/11
	GDC Screen Printing, LLC	20,250	—	3.00	12/03	11/08
	Jackson Supply Co.	34,500	—	2.30	04/06	03/09
				2.50	04/09	06/12

Airport Distribution Center #19 4011-3977 Raines Road Memphis, Tennessee	Vital Records Control, Inc.	175,275	1/3 yr.	2.56 2.70	08/05 08/08	07/08 07/10

Airport Distribution Center #9 4056 Homewood Boulevard Memphis, Tennessee	Exide Technologies	16,328	—	3.06	01/02	12/09
	Thyssen Krupp Materials NA, Inc.	23,100	1/5 yr.	2.10 2.50	03/05 03/08	02/08 06/10

Delp Distribution Center #2 3901-3921 Delp Street Memphis, Tennessee	Vet-Serve, Inc.	32,070	—	2.35	03/06	12/07
	Cadna Rubber Company	65,646	—	2.94	01/98	02/08

Airport Distribution Center #2 4148-4194 Delp Street Memphis, Tennessee	Jacobsen Warehouse Company, Inc.	102,400	2/1 yr.	2.66	11/06	08/11

Delp Distribution Center #5 4319 Delp Street Memphis, Tennessee	The Bryce Company	144,000	1/3 yr.	1.74 1.96	12/05 08/07	07/07 01/10

Airport Distribution Center #10 4400 Delp Street Memphis, Tennessee	Vacant	161,350	—

Delp Distribution Center #8 4486-4524 Delp Street Memphis, Tennessee	Printer Essentials, Inc.	28,350	1/2 yr.	2.30	02/04	04/08
	Printer Essentials, Inc.	28,350	1/2 yr.	1.90	11/05	04/08
	Kroger Limited Partnership I	37,800	—	2.93	02/05	01/11

Airport Distribution Center #7 4313 Air Trans Road Memphis, Tennessee	C & I Supply, Inc.(1)	42,000	—	2.50 2.60	06/05 06/07	05/07 05/10

Airport Distribution Center #8 4299 Air Trans Road Memphis, Tennessee	Supply Network, Inc.	32,400	1/5 yr.	2.30	05/06	01/12

Airport Distribution Center #4 4280-4290 Concorde Road Memphis, Tennessee	Galler Wholesale	40,625	1/3 yr.	2.70	06/05	05/08
	American Standard, Inc.	39,375	2/3 yr.	2.38	07/06	08/09

Southwide Industrial Center #5 2893-2909 Shortside Lane Memphis, Tennessee	Building Plastics, Inc.	9,600	—	2.90	10/05	11/08
	Memphis AG, LLC	4,590	—	3.00	10/06	10/09
	Sharp Electronic	4,590	—	2.44	04/06	06/07
	K&W Forklift	4,800	—	3.77 3.88	01/06 05/07	04/07 06/10

Southwide Industrial Center #6	AAR Cargo Systems	8,100	—	3.60	04/06	03/09
2870-2904 Cargo Circle Memphis, Tennessee	Entertainment Transportation, Inc.	8,100	—	6.90	10/98	(2)
	Rose Company LLC	10,800	—	2.15	01/07	(2)
	Keystone Automotive Industries TN, Inc.	15,570	—	3.15 3.25	05/05 05/07	04/07 04/10
	Shelby Railroad Industries, Inc.	10,800	—	2.67	05/06	03/08

Southwide Industrial Center #7 3638-3684 Contract Drive Memphis, Tennessee	Capitoline Metro Memphis, Inc.	12,000	—	2.40	11/05	02/09

	Interline Brands, Inc.	17,580	1/3 yr.	3.35	07/90	06/09
	Alenite, L.P.	17,580	—	3.10	03/02	02/08
	Capitoline Tops, Inc.	24,000	—	2.35	09/04	02/09
	Chick Packaging Mid-South, Inc.	11,580	—	3.10	01/02	01/08
	Building Plastics, Inc.	23,580	2/4 yr.	2.50	02/06	03/09

Southwide Industrial Center #8 3558 Lamar Avenue Memphis, Tennessee	Rose Company, LLC	10,185	N/A	0.49	02/05	(2)

Stone Fort Distribution Center #1 2100 Amnicola Highway Chattanooga, Tennessee	Electrolux Home Products, Inc.	500,000	2/3 yr.	2.26 2.32 2.37	01/07 01/08 01/09	12/07 12/08 12/09

Stone Fort Distribution Center #4 4121 South Creek Road Chattanooga, Tennessee	Ferguson Enterprises, Inc.	86,072	1/3 yr.	2.70 2.97	10/06 10/11	09/11 09/16
(1) These tenants are responsible for paying the real estate taxes directly to the taxing authorities in accordance with the terms of their leases.
(2) Represents a month-to-month lease.

The tenants for each respective property in this portfolio may be responsible for paying the real estate taxes directly to the taxing authorities in accordance with the terms of their leases. Real estate taxes payable in 2006 for the tax year ended 2006 (the most recent tax year for which information is generally available) were calculated by multiplying the properties’ assessed values by their respective tax rates as listed below.

We do not intend to make significant repairs or improvements to any of these properties over the next few years.  The tenants may be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

For federal income tax purposes, the total depreciable basis in these properties is approximately $42.4 million. The following table indicates the real estate taxes, real estate tax rates and estimated income tax basis for each property.  We calculate depreciation expense for tax purposes using the modified accelerated cost recovery system method.  We depreciate buildings and improvements based upon estimated useful lives of forty and twenty years, respectively.

	Real Estate	Real Estate	Income Tax Depreciable
Address	Tax Amount ($)	Tax Rate (%)	Basis ($)

Airport Distribution Center #15, 3736 New Gretwell Road Memphis, Tennessee	33,103	7.47	1,400,000

Airport Distribution Center #16 3900 New Gretwell Road Memphis, Tennessee	116,513	7.47	4,000,000

Airport Distribution Center #11 3970 Senator Street Memphis, Tennessee	56,267	7.47	2,000,000

Airport Distribution Center #18 3983-4027 Senator Street Memphis, Tennessee	41,814	7.47	1,700,000

Airport Distribution Center #19 4011-3977 Raines Road Memphis, Tennessee	82,268	7.47	3,600,000

Airport Distribution Center #9 4056 Homewood Boulevard Memphis, Tennessee	25,851	7.47	1,000,000

Delp Distribution Center #2 3901-3921 Delp Street Memphis, Tennessee	47,963	7.47	2,000,000

Airport Distribution Center #2 4148-4194 Delp Street Memphis, Tennessee	53,275	7.47	2,000,000

Delp Distribution Center #5 4319 Delp Street Memphis, Tennessee	69,184	7.47	2,000,000

Airport Distribution Center #10 4400 Delp Street Memphis, Tennessee	62,326	7.47	2,500,000

Delp Distribution Center #8 4486-4524 Delp Street Memphis, Tennessee	46,557	7.47	1,700,000

Airport Distribution Center #7 4313 Air Trans Road Memphis, Tennessee	25,800	7.47	800,000

Airport Distribution Center #8 4299 Air Trans Road Memphis, Tennessee	19,212	7.47	600,000

Airport Distribution Center #4 4280-4290 Concorde Road Memphis, Tennessee	48,438	7.47	1,600,000

Southwide Industrial Center #5 2893-2909 Shortside Lane Memphis, Tennessee	14,438	7.47	500,000

Southwide Industrial Center #6 2870-2904 Cargo Circle Memphis, Tennessee	43,315	7.47	1,300,000

Southwide Industrial Center #7 3638-3684 Contract Drive Memphis, Tennessee	66,589	7.47	2,400,000

Southwide Industrial Center #8 3558 Lamar Avenue Memphis, Tennessee	11,957	7.47	300,000

Stone Fort Distribution Center #1 2100 Amnicola Highway Chattanooga, Tennessee	156,937	5.10	9,100,000

Stone Fort Distribution Center #4 4121 South Creek Road Chattanooga, Tennessee	36,736	5.10	1,900,000

Totals	$1,105,142		$42,400,000

The table below sets forth certain information with respect to the occupancy rate at each of the properties in this portfolio expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

	Occupancy Rate as of December 31,
Address	2002	2003	2004	2005	2006
Airport Distribution Center #15, 3736 New Gretwell Road Memphis, Tennessee	N/A	100%	100%	100%	100%
Airport Distribution Center #16 3900 New Gretwell Road Memphis, Tennessee	100%	100%	100%	100%	100%
Airport Distribution Center #11 3970 Senator Street Memphis, Tennessee	100%	100%	100%	100%	100%
Airport Distribution Center #18 3983-4027 Senator Street Memphis, Tennessee	N/A	N/A	N/A	N/A	100%
Airport Distribution Center #19 4011-3977 Raines Road Memphis, Tennessee	100%	100%	100%	100%	100%
Airport Distribution Center #9 4056 Homewood Boulevard Memphis, Tennessee	N/A	N/A	N/A	100%	100%
Delp Distribution Center #2 3901-3921 Delp Street Memphis, Tennessee	N/A	N/A	N/A	N/A	100%
Airport Distribution Center #2 4148-4194 Delp Street Memphis, Tennessee	100%	100%	100%	100%	100%
Delp Distribution Center #5 4319 Delp Street Memphis, Tennessee	N/A	N/A	N/A	100%	100%
Airport Distribution Center #10 4400 Delp Street Memphis, Tennessee	N/A	N/A	N/A	N/A	0%
Delp Distribution Center #8 4486-4524 Delp Street Memphis, Tennessee	N/A	N/A	N/A	N/A	100%
Airport Distribution Center #7 4313 Air Trans Road Memphis, Tennessee	N/A	N/A	100%	100%	100%
Airport Distribution Center #8 4299 Air Trans Road Memphis, Tennessee	N/A	N/A	N/A	N/A	100%
Airport Distribution Center #4 4280-4290 Concorde Road Memphis, Tennessee	N/A	N/A	N/A	N/A	100%
Southwide Industrial Center #5 2893-2909 Shortside Lane Memphis, Tennessee	N/A	N/A	N/A	N/A	83%
Southwide Industrial Center #6 2870-2904 Cargo Circle Memphis, Tennessee	N/A	N/A	N/A	N/A	73%
Southwide Industrial Center #7 3638-3684 Contract Drive Memphis, Tennessee	N/A	N/A	N/A	N/A	85%
Southwide Industrial Center #8 3558 Lamar Avenue Memphis, Tennessee	N/A	N/A	N/A	100%	100%
Stone Fort Distribution Center #1 2100 Amnicola Highway Chattanooga, Tennessee	100%	100%	100%	100%	100%
Stone Fort Distribution Center #4 4121 South Creek Road Chattanooga, Tennessee	100%	100%	100%	100%	100%

	Effective Annual Rent per Square Foot ($) as of December 31,
Address	2002	2003	2004	2005	2006
Airport Distribution Center #15, 3736 New Gretwell Road Memphis, Tennessee	N/A	2.15	2.15	2.15	2.31
Airport Distribution Center #16 3900 New Gretwell Road Memphis, Tennessee	1.75	1.75	1.75	1.75	1.75
Airport Distribution Center #11 3970 Senator Street Memphis, Tennessee	2.20	2.20	2.20	2.20	2.20
Airport Distribution Center #18 3983-4027 Senator Street Memphis, Tennessee	N/A	N/A	N/A	N/A	2.41
Airport Distribution Center #19 4011-3977 Raines Road Memphis, Tennessee	2.77	2.77	2.77	2.56	2.56
Airport Distribution Center #9 4056 Homewood Boulevard Memphis, Tennessee	N/A	N/A	N/A	N/A	N/A
Delp Distribution Center #2 3901-3921 Delp Street Memphis, Tennessee	N/A	N/A	N/A	N/A	2.75
Airport Distribution Center #2 4148-4194 Delp Street Memphis, Tennessee	3.37	3.37	3.37	3.37	2.66
Delp Distribution Center #5 4319 Delp Street Memphis, Tennessee	N/A	N/A	N/A	1.74	1.74
Airport Distribution Center #10 4400 Delp Street Memphis, Tennessee	N/A	N/A	N/A	N/A	0
Delp Distribution Center #8 4486-4524 Delp Street Memphis, Tennessee	N/A	N/A	N/A	2.43	2.43
Airport Distribution Center #7 4313 Air Trans Road Memphis, Tennessee	N/A	N/A	2.40	2.50	2.50
Airport Distribution Center #8 4299 Air Trans Road Memphis, Tennessee	N/A	N/A	N/A	N/A	2.30
Airport Distribution Center #4 4280-4290 Concorde Road Memphis, Tennessee	N/A	N/A	N/A	N/A	2.54
Southwide Industrial Center #5 2893-2909 Shortside Lane Memphis, Tennessee	N/A	N/A	N/A	N/A	3.01
Southwide Industrial Center #6 2870-2904 Cargo Circle Memphis, Tennessee	N/A	N/A	N/A	N/A	2.51
Southwide Industrial Center #7 3638-3684 Contract Drive Memphis, Tennessee	N/A	N/A	N/A	N/A	2.32
Southwide Industrial Center #8 3558 Lamar Avenue Memphis, Tennessee	N/A	N/A	N/A	0.49	0.49
Stone Fort Distribution Center #1 2100 Amnicola Highway Chattanooga, Tennessee	2.53	2.53	2.53	2.15	2.20
Stone Fort Distribution Center #4 4121 South Creek Road Chattanooga, Tennessee	3.90	3.90	2.50	2.50	2.70

The Landings at Clear Lake.  On April 5, 2007, we acquired through Inland American Webster Clear Lake Limited Partnership, an Illinois limited partnership (“IAWCL”), a wholly owned subsidiary formed for this purpose, a fee simple interest in an apartment complex known as The Landings at Clear Lake located at 501 Sarah Deel Drive, Webster, Texas.  The Landings at Clear Lake was built in 2006.  The property has sixteen apartment buildings, containing a total of 364 units and approximately 339,110 rentable square feet.  There are 232 one-bedroom units and 132 two-bedroom units.  The property is located in the Houston market and the city of Webster submarket and competes with at least five other apartment complexes in its submarket for tenants.

We purchased this property from an unaffiliated third party, Clearlake Apartments Limited Partnership, for an aggregate purchase price of approximately $34.0 million.  We additionally paid an advisor fee in the amount of $340,000 to the Lynd Company, an unaffiliated third party.  We purchased this property for cash but may later borrow monies using this property as collateral.

No tenant occupies 10% or more of the rentable square footage.

We believe that this property is adequately covered by insurance.

Real estate taxes payable in 2007 for the tax year ended 2006 (the most recent tax year for which information is generally available) were approximately $186,377.  The real estate taxes paid were calculated by multiplying the assessed value of The Landings at Clear Lake by a tax rate of 2.534%.

For federal income tax purposes, the depreciable basis in this property is approximately $25.5 million.  When we calculate depreciation expense for tax purposes, we will use the modified accelerated cost recovery system method.  We depreciate multi-family residential buildings and improvements based upon estimated useful lives of 27.5 and twenty years, respectively.

As of April 1, 2007, based on information provided by the seller, this property was 88% occupied, with approximately 319 residential units leased.  All residential leases expire during 2007, with the exception of sixty-two residential leases, which expire during 2008 and one which expires in 2009.

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases

2007	256	231,610	2,864,016	81.71%
2008	62	55,466	627,516	97.88%
2009	1	1,125	13,620	100.00%
2010	-	-	-	-
2011	-	-	-	-
2012	-	-	-	-
2013	-	-	-	-
2014	-	-	-	-
2015	-	-	-	-
2016	-	-	-	-

The table below sets forth certain information with respect to the occupancy rate at The Landings at Clear Lake expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2006	89%	12.72
2005	N/A	N/A
2004	N/A	N/A
2003	N/A	N/A
2002	N/A	N/A

Our joint venture, MB REIT, purchased the following property on the date indicated below.

AT&T - Cleveland.  On March 30, 2007, MB REIT acquired though MB Cleveland Erieview, L.L.C., a Delaware limited liability company, a wholly owned subsidiary formed for this purpose, a fee simple interest in a sixteen story office building, known as AT&T Cleveland, containing approximately 495,866 gross leasable square feet located at 45 Erieview Plaza in Cleveland, Ohio.  This property includes an adjacent seven story parking garage containing 290 parking spaces located at 1180 Lakeside Avenue in Cleveland, Ohio.  MB REIT purchased this property from Ohio Bell Telephone Company, an unaffiliated third party, for cash in the amount of approximately $53.2 million.  The AT&T Cleveland office building was built in 1983, and the parking garage was built in 1995.  The property is located in the Cleveland market and is considered a Class A high-rise office building in the downtown financial district submarket and competes with at least five other office buildings within its submarket.

At closing, the seller’s affiliate, AT&T Services, Inc., entered into two separate leases for the office building and the parking garage, which together comprise 100% of the total gross leasable area of the property.  As of April 1, 2007, this property was 100% leased by AT&T Services.  The office building lease requires AT&T Services to pay base annual rent on a monthly basis in an amount of approximately $502,700; the total rent for the first year of this lease is expected to be approximately $6 million, with annual increases of 2.6% per year thereafter.  The parking garage lease requires AT&T Services to pay base annual rent on a monthly basis in an amount of approximately $36,500; the total rent for the first year of this lease is expected to be approximately $0.5 million with annual increases of 3% per year thereafter.  AT&T Services has the right to reduce its space by [65,420 square feet] in 2009 and by an additional [140,553 square feet] in 2011.  AT&T Inc., the parent of the tenant, has agreed to guarantee the tenant’s obligations under the leases.

MB REIT does not intend to make significant repairs and improvements to this property over the next few years. However, if any repairs or improvements are made, the tenant may be obligated to pay a portion of any monies spent pursuant to provisions in its lease.

MB REIT is of the opinion that the property is adequately covered by insurance.

Real estate taxes payable in 2007 for the tax year ended 2006 (the most recent tax year for which information is generally available) were approximately $1.6 million.  The real estate taxes payable were calculated by multiplying AT&T Cleveland’s assessed value by a tax rate of 8.03%.

For federal income tax purposes, the depreciable basis in this property is approximately $39.9 million.  When MB REIT calculates depreciation expense for tax purposes, it will use the modified accelerated costs recovery system method.  MB REIT depreciates buildings and improvements based upon estimated useful lives of forty and twenty years, respectively.

The paragraph in the subheading "Depreciation Expense" in the discussion contained in the prospectus under the heading "Description of Real Estate Assets", has been superseded in the entirety to read as follows:

Depreciation Expense

When we and MB REIT calculate depreciation expense for tax purposes, we use the modified accelerated cost recovery system method.  With respect to our office, industrial and retail properties, we and MB REIT depreciate buildings and improvements for tax purposes based on estimated useful lives of forty and twenty years, respectively.  With respect to our multi-family properties, we and MB REIT depreciate buildings and improvements for tax purposes based on estimated useful lives of 27.5 and twenty years, respectively.

Plan of Distribution

The following information, which was previously inserted at the end of the "Plan of Distribution" section on page 322 of the prospectus, has been updated as follows:

The following table provides information regarding shares sold in our offering as of April 13, 2007.

	Shares	Gross Proceeds ($) (1)	Commissions and Fees ($) (2)	Net Proceeds ($) (3)

From our Sponsor:	20,000	200,000	-	200,000

Shares sold in the offering:	314,627,732	3,146,277,320	330,359,119	2,815,918,201

Shares sold pursuant to our distribution reinvestment program:	4,629,095	43,976,402	-	43,976,402

Shares repurchased pursuant to our share repurchase program	(194,168)	(1,796,054)	-	(1,796,054)

	319,082,659	3,188,657,668	330,359,119	2,858,298,549

(1)

Gross proceeds received by us as of the date of this table for shares sold to investors pursuant to accepted subscription agreements.

(2)

Inland Securities Corporation serves as dealer manager of this offering and is entitled to receive selling commissions and certain other fees, as discussed further in our prospectus.

(3)

Number reflects net proceeds prior to paying organizational and offering expenses other than selling commissions, marketing contributions and due diligence expense allowances.